As filed with the Securities and Exchange Commission on August 2, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	54-0649263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3361 Enterprise Way,
Miramar, Florida 33025
Phone: (954) 430-6600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Farinaz S. Tehrani
Senior Vice President, Chief Legal Officer and Corporate Secretary
VSE Corporation
3361 Enterprise Way,
Miramar, Florida 33025
Phone: (954) 430-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Lorne S. Cantor
Joel T. May
Jones Day
1221 Peachtree Street, N.E.
Suite 400
Atlanta, Georgia 30309-3053
Phone: (404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
VSE CORPORATION
Common Stock
Warrants
Rights
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
We may from time to time issue, in one or more offerings, any combination of the securities described in this prospectus.
Each time we sell securities registered under this prospectus, we will provide the specific terms of the offering in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.
We may sell securities registered under this prospectus directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of any of our securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell at any time and from time to time, in one or more offerings, any combination of the securities registered under this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities registered under this process, we will provide a prospectus supplement that will contain specific information about the terms of the offering of such securities. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”
We have not authorized anyone to provide you with different information from the information contained in, or incorporated by reference into, this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell any of our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References in this prospectus to the terms “we,” “us” or “the Company” or other similar terms mean VSE Corporation and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We make available, free of charge, on our website at http://www.vsecorp.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus any of the information contained at that site, other than documents we otherwise file with the SEC that are incorporated by reference into this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the shares of our Common Stock is terminated:
•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024;
•our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024 filed with the SEC on May 9, 2024 and June 30, 2024 filed with the SEC on August 1, 2024.
•our Current Reports on Form 8-K filed with the SEC on January 4, 2024, March 6, 2024 (Item 5.02 only), March 8, 2024, April 25, 2024, May 8, 2024 (Item 5.02 only), as amended on May 28, 2024, May 17, 2024, May 24, 2024 and August 1, 2024 (Item 8.01 only).
•the description of the Common Stock contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and all subsequently filed amendments and reports updating that description.
We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
VSE CORPORATION
3361 Enterprise Way
Miramar, Florida 33025
Attention: Shareholder Services
Phone: (954) 430-6600

VSE CORPORATION
We are a leading provider of aftermarket parts distribution and maintenance, repair and overhaul (“MRO”) services for air and land transportation assets for commercial and government markets. We operate in two reportable segments aligned with our operating segments: Aviation and Fleet.
We were incorporated in Delaware in 1959. As of December 31, 2023, we employed approximately 1,200 employees.
Aviation Segment
Our Aviation segment provides aftermarket MRO and distribution services to commercial, business and general aviation, cargo, military and defense, and rotorcraft customers globally. Core services include parts distribution, MRO services including engine components and accessories, fuel controls, avionics, pneumatics, hydraulics, wheel and brake, and rotable exchange and supply chain services.
Fleet Segment
Our Fleet segment provides parts, inventory management, e-commerce fulfillment, logistics, supply chain support and other services to support the commercial aftermarket medium- and heavy-duty truck market, and the United States Postal Service ("USPS"). Core services include vehicle parts distribution, sourcing, IT solutions, customized fleet logistics, warehousing, kitting, just-in-time supply chain management, alternative product sourcing, and engineering and technical support.
Review of Strategic Alternatives for Fleet Segment
We have initiated a process to explore and evaluate strategic alternatives involving our Fleet segment with a view to enhance shareholder value (the “Strategic Process”). The Strategic Process could include, among other alternatives, a possible sale of the Fleet segment. We have not set a definitive timetable for the completion of the Strategic Process, and there can be no assurances that the process will result in a transaction. Any potential strategic alternative will be evaluated by the Board of Directors.

CORPORATE INFORMATION
Our principal executive offices are located at 3361 Enterprise Way, Miramar, Florida 33025. Our telephone number is (954) 430-6600. Our website is http://www.vsecorp.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are specifically incorporated by reference into this prospectus.

RISK FACTORS
Investing in our Common Stock involves risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference and may be amended, supplemented or superseded from time to time by our quarterly reports on Form 10-Q and other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks to which we are exposed. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that case, the trading price of our Common Stock could decline, and you could lose all or a part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, statements that, to the extent they are not recitations of historical fact, constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of such safe harbor provisions.
“Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.
These statements speak only as of the date of this prospectus, the date of the prospectus supplement or the date of the document incorporated by reference, as applicable, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements appear in a number of places in this prospectus, including the documents incorporated by reference, and relate to, among other things, our intent, belief or current expectations with respect to: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:
•supply chain delays and disruptions;
•risks related to our work on large government programs;
•our ability to successfully integrate and realize the anticipated benefits of recently acquired businesses, including the acquisition of the Turbine Controls, LLC business;
•our ability to successfully divest businesses and to transition facilities in connection therewith;
•risks related to future business conditions resulting in impairments;
•risks related to the intense competition in our industry;
•risks related to the performance of the aviation aftermarket;
•global economic and political conditions;
•prolonged periods of inflation and our ability to mitigate the impact thereof;
•challenges related to workforce management or any failure to attract or retain a skilled workforce;
•our dependence on third-party package delivery companies;
• compliance with government rules and regulations, including environmental and pollution risk;
•risks related to technology security and cyber-attacks;
•risks related to our outstanding indebtedness;
•risks related to market volatility in the debt and equity capital markets; and

•the other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024.
You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed or furnished to the SEC. Any document incorporated by reference or any prospectus supplement may also contain statistical data and estimates we obtained from industry publications and reports generated by third parties. Although we believe that the publications and reports are reliable, we have not independently verified their data.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. These purposes may include, but are not limited to:
•financing acquisitions;
•reduction or refinancing of outstanding indebtedness or other corporate obligations;
•additions to working capital; and
•capital expenditures.
We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the securities offered under this prospectus will be described in the prospectus supplement for such offering. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our By-laws, as amended (the “By-laws”). We encourage you to read our Certificate of Incorporation, our By-laws and the applicable provisions of Delaware General Corporation Law for additional information.
Common Stock
Authorized Shares. We are authorized to issue 23,000,000 shares of Common Stock, par value $0.05 per share. As of June 30, 2024 we had 18,420,008 shares of Common Stock outstanding, which excludes (i) 276,630 shares of Common Stock issuable upon the settlement of service-based restricted stock units, performance-based restricted stock units, and stock-settled performance-based awards outstanding as of June 30, 2024; (ii) 490,545 shares of Common Stock authorized and reserved for future issuance under our equity compensation plans as of June 30, 2024; and (iii) 127,268 shares of Common Stock issued on April 24, 2024 in connection with the TCI Acquisition.
Voting. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights.
Dividend Rights. Holders of Common Stock are entitled to receive dividends when, as and if declared by our board of directors, in its discretion, out of funds legally available for the payment of dividends.
Liquidation Rights. Upon the liquidation, dissolution or winding up of our company, the holders of Common Stock are entitled to receive ratably the net assets of our company available after the payment of all debts and other liabilities.
Other Rights and Preferences. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Holders of Common Stock may act by unanimous written consent.
Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust, One State Street, 30th Floor, New York, NY 10004. Its telephone number is 1-212-509-4000.
Listing. Our Common Stock is traded on The Nasdaq Global Select Market under the trading symbol “VSEC.”
Anti-takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law
Some provisions of Delaware law, the Certificate of Incorporation and By-laws could make the following more difficult:
•acquisition of the Company by means of a tender offer,
•acquisition of the Company by means of a proxy contest or otherwise, or
•removal of the Company’s incumbent officers and directors
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors. The Company believes that the benefits of increased protection give it the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Size of Board and Vacancies
The By-laws provide that the board of directors will have a minimum of six and a maximum of nine members, which number will be determined by resolution of the board of directors or by the stockholders at the annual meeting. Directors are elected at each annual meeting of stockholders by a plurality of the votes cast. Any director may be removed at any time, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. Vacancies and newly created directorships resulting from any increase in the Company’s authorized number of directors may be filled by the majority vote of the Company’s remaining directors in office, or by the sole remaining director, or if there are no directors in office, then an election of directors may be held in the manner provided by statute.
Stockholder Meetings
Under the By-laws, only the Company’s chairman may call special meetings of the Company’s stockholders. Special meetings shall be called by the chairman or secretary at the request in writing of a majority of the board of directors or stockholders owning 25% in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.
Requirements for Advance Notification of Stockholder Nominations and Proposals
The By-laws establish advance notice procedures with respect to persons to be nominated for election as directors of the Company at the annual meeting of stockholders.
Delaware Anti-takeover Law
The Company is subject to Section 203 of the Delaware General Corporation Law (“Section 203”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK
The following summarizes the terms of stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.
General Terms
We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, the prospectus supplement will describe the particular terms of the stock warrants it covers. These terms may include:
•the offering price, if any;
•the number of shares of Common Stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
•the dates on which the right to exercise the stock warrants begins and expires;
•certain U.S. federal income tax consequences;
•call provisions, if any;
•the currencies in which the offering price and exercise price are payable; and
•if applicable, the anti-dilution provisions of the stock warrants.
The shares of Common Stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.
Exercise of Stock Warrants
You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of Common Stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.
No Rights As Shareholders
Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of Common Stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of our Common Stock.

DESCRIPTION OF RIGHTS
We may issue rights to purchase Common Stock, debt securities or other securities or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:
•the date of determining the securityholders entitled to the rights distribution;
•the price, if any, for the rights;
•the exercise price payable for the Common Stock, depositary shares, debt securities or other securities upon the exercise of the right;
•the number of rights issued to each securityholder;
•the amount of Common Stock, depositary shares, debt securities or other securities that may be purchased per each right;
•any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;
•the extent to which the rights are transferable;
•the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;
•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed;
•the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;
•any applicable U.S. federal income tax considerations; and
•any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and/or rights agreement, which will be filed with the SEC if we offer rights. You are urged to read the applicable rights certificate, rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES
The Company may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms summarized below will apply generally to any debt securities that the Company may offer under this prospectus, the particular terms of any debt securities that the Company may offer will be described in more detail in the applicable prospectus supplement or officer’s certificate. The terms of any debt securities offered under a prospectus supplement or officer’s certificate may differ from the terms described below. Unless the context requires otherwise, references to the indenture also refer to any supplemental indentures or officer’s certificates that specify the terms of a particular series of debt securities.
The Company will issue the debt securities under the indenture that it will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures, officer’s certificates and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that the Company files with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. You are urged to read the applicable prospectus supplements or officer’s certificates and any related free writing prospectuses related to the debt securities that the Company may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that the Company may issue and it provides that the Company may issue debt securities up to the principal amount that the Company may authorize and may be in any currency or currency unit that the Company may designate. Except for the limitations on merger, consolidation and sale of all or substantially all of the Company assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in the Company’s operations, financial condition or transactions involving the Company.
The Company may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement or officer’s certificate.
The applicable prospectus supplement or officer’s certificate will describe the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•the forms of the series of debt securities;
•the price or prices (expressed as a percentage of the principal amount thereof) at which the series of debt securities will be issued;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where the principal of, premium and interest, if any, on the series of debt securities shall be payable, where the series of debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the series of debt securities may be served, and the method of such payment, if by wire transfer, mail or other means;
•if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the series of debt securities may be redeemed, in whole or in part, at the option of the Company;
•the obligation, if any, of the Company to redeem or purchase the series of debt securities pursuant to any sinking fund or analogous provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which series of debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates, if any, on which and the price or prices at which the series of debt securities will be repurchased by the Company at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;
•the denominations in which the series of debt securities shall be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•if other than the principal amount thereof, the portion of the principal amount of the series of debt securities that shall be payable upon declaration of acceleration of the maturity thereof;
•the designation of the currency, currencies or currency units in which payment of the principal of, premium and interest, if any, on the series of debt securities will be made if other than U.S. dollars;
•any addition to or change in the events of default under the indenture which applies to any series of debt securities and any change in the right of the trustee or the requisite Holders of such debt securities to declare the principal amount thereof due and payable;
•any addition to or change in the covenants set forth under the indenture which applies to series of debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to series of debt securities if other than those appointed in the indenture the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•The Company’s right, if any, to defer payment of interest and the maximum length of any such deferral period;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture (which may modify or delete any provision of the indenture insofar as it applies to such series), and any terms that may be required by the Company or advisable under applicable laws or regulations.
Conversion or Exchange Rights
The applicable prospectus supplement or officer’s certificate may set forth the terms on which a series of debt securities may be convertible into or exchangeable for the Company’s Common Stock or its other securities. The applicable prospectus supplement or officer’s certificate may include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option. The applicable prospectus supplement or officer’s certificate may include provisions pursuant to which the number of shares of the Company’s Common Stock or the Company’s other securities that the holders of the series of debt securities receive would be subject to adjustment.
Events of Default under the Indenture
Unless otherwise provided in the prospectus supplement or officer’s certificate applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that the Company may issue:
•if the Company fails to pay any installment of interest on such series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if the Company fails to pay the principal of, or premium, if any, on such series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•if the Company fails to observe or perform any other covenant or agreement contained in the debt securities of such series or the indenture, other than a covenant specifically relating to another series of debt securities, and such failure continues for 90 days after the Company receives written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to the Company in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, of such series of debt securities due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to the Company, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (including acceleration described in the preceding paragraph), except that such waivers of defaults or events of default regarding payment of principal, premium, if any, or interest, require that the Company shall have paid or set aside with the trustee sufficient funds to pay all amounts then due and payable otherwise then due and payable otherwise then by acceleration. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that the trustee may refuse to follow any direction that conflicts with law or the indenture that the trustee determines may be unduly prejudicial to the rights of other holders of the debt securities of any series or that may involve the trustee in personal liability.
No holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies unless:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request for the trustee to initiate such action or proceeding;
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request;
•the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
•during such 60 day period the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.
No holder of the debt securities of any series may use the indenture to prejudice the rights of another holder of the debt securities of such series or to obtain a preference or priority over another holder of the debt securities of such series.
On an annual basis, the Company will provide statements to the trustee regarding its compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
Unless otherwise provided in the prospectus supplement or officer’s certificate applicable to a particular series of debt securities, the Company and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to provide for the assumption of the Company’s obligations to the holders of the debt securities of any series by a successor to the Company;
•to make any change that would provide any additional rights or benefits to the holders of the debt securities of any series or that does not adversely affect the legal rights hereunder of any holder;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act (“TIA”);
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to add guarantees with respect to the debt securities of any series or to provide security for the debt securities of any series; or

•to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by the Company and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless otherwise provided in the prospectus supplement or officer’s certificate applicable to a particular series of debt securities, the Company and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•reduce the principal amount or change the fixed maturity of any debt securities of any series or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities of any series;
•reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including default interest, on any debt securities of any series;
•waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities of any series, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series and a waiver of the payment default that resulted from such acceleration;
•make the principal of or premium, if any or interest on any debt securities of any series payable in currency other than that stated in the debt securities of any series;
•make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of the debt securities of any series to receive payments of principal of or premium, interest, if any, on the debt securities of any series and to institute suit for the enforcement of any such payments;
•make any change in the foregoing amendment and waiver provisions; or
•reduce the percentage in principal amount of any debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past defaults.
Discharge
The indenture provides that the Company can elect to be discharged from its obligations with respect to one or more series of debt securities that shall become due and payable within one year or are to be called for redemption within one year, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and

•appoint any successor trustee.
In order to exercise its rights to be discharged, the Company must irrevocably deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series when payments are due on the date of maturity or the date fixed for redemption.
Form, Exchange and Transfer
The Company will issue the debt securities of each series only in fully registered form without coupons and, unless otherwise provided in the applicable prospectus supplement or officer’s certificate, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indenture provides that the Company may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by the Company and identified in the applicable prospectus supplement or officer’s certificate with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement or officer’s certificate.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement or officer’s certificate, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or officer’s certificate, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the Company for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the Company will impose no service charge for any registration of transfer or exchange, but the Company may require payment of any taxes or other governmental charges.
The applicable prospectus supplement or officer’s certificate will name the security registrar, and any transfer agent in addition to the security registrar, that the Company initially designates for any debt securities. The Company may, at any time, designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If the Company elects to redeem the debt securities of any series, the Company will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities the Company is redeeming in part.
Information Concerning the Trustee
The debt securities will be issued under an indenture between us and a trustee to be named in the indenture. The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement or officer’s certificate, the Company will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
The Company will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by it, except that unless otherwise indicated in the applicable prospectus supplement or officer’s certificate, the Company will make interest payments by check that it will mail to the holder or by wire transfer to certain holders. Unless otherwise indicated in the applicable prospectus supplement or officer’s certificate, the Company will designate the corporate trust office of the trustee as its sole paying agent for payments with respect to debt securities of each series. The applicable prospectus supplement or officer’s certificate will name any other paying agents that the Company initially designates for the debt securities of a particular series. The Company will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money the Company pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of the debt security thereafter may look only to the Company for payment thereof.
Governing Law
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.
The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or U.S. treasury securities securing the holders’ obligations to purchase shares of Common Stock under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
A summary of certain U.S. federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States:
•through underwriters or dealers;
•through agents;
•directly to one or more purchasers;
•any combination of these; or
•through any method described in the applicable prospectus supplement.
The distribution of the securities may be effected, from time to time, in one or more transactions, including:
•block transactions (which may involve crosses) and transactions on any organized market where the securities may be traded;
•purchases by a dealer as principal and resale by the dealer for its own account pursuant to a prospectus supplement;
•ordinary brokerage transactions and transactions in which a dealer solicits purchasers;
•sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; and
•in any other manner described in the applicable prospectus supplement.
We may distribute the securities from time to time in one or more transactions at:
•a fixed price or prices, which may be changed from time to time;
•market prices prevailing at the time of sale;
•prices related to the prevailing market prices;
•negotiated prices; or
•prices determined according to the process described in the applicable prospectus supplement.
The prospectus supplement will describe the terms of the offering of the securities, including the following:
•the name or names of any underwriters, dealers or agents;
•the purchase price and the proceeds we will receive from the sale;
•any underwriting discounts and other items constituting underwriters’ compensation; and
•any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we offer the securities in a subscription rights offering to our existing holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of such securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Legal matters in connection with the issuance and sale of the securities offered hereby will be passed upon for us by Jones Day. Additional legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

VSE CORPORATION

PROSPECTUS

August 2, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuances and Distribution

Securities and Exchange Commission registration fee	$	*
Transfer agent and registrar fees		$(1)
Printing expenses		$(1)
Accountant’s fees and expenses		$(1)
Legal fees and expenses		$(1)
Miscellaneous expenses		$(1)
Total		$(1)
__________________
*In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. Our restated certificate of incorporation and amended bylaws contain a provision which eliminates directors’ personal liability as set forth above.
Our restated certificate of incorporation and amended bylaws provide in effect that we shall indemnify our directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
We have in effect insurance policies for general officers’ and directors’ liability insurance covering all of our officers and directors.

Item 16. Exhibits
The following documents are exhibits to the registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1*	Restated Certificate of Incorporation dated as of March 4, 1996 (incorporated by reference to Exhibit 3.1 to VSE’s Annual Report 10-K dated March 8, 2024, File No. 000-3676)

3.2*
Certificate of Amendment of the Restated Certificate of Incorporation of VSE Corporation as amended as of May 2, 2006 (incorporated by reference to Exhibit 3.2 to VSE’s Annual Report on Form 10-K dated March 8, 2024, File No. 000-3676)

3.3*
Certificate of Amendment of the Restated Certificate of Incorporation of VSE Corporation as amended as of May 4, 2022 (incorporated by reference to Exhibit 3.3 to VSE’s Annual Report on Form 10-K dated March 8, 2024, File No. 000-3676)

3.4*	By-Laws of VSE Corporation as amended through October 22, 2022 (incorporated by reference to Exhibit 3.4 to VSE’s Annual Report on Form 10-K dated March 8, 2024, File No. 000-3676)

3.5*	Amendment No. 3 to the By-Laws of VSE Corporation, dated May 3, 2023 (incorporate by reference to Exhibit 3.5 to VSE’s Annual Report on Form 10-K dated March 8, 2024, File No. 000-3676)

4.1**	Form of Indenture

4.2*	Form of Rights Certificate

4.3*	Form of Purchase Rights Agreement

4.4*	Form of Warrant Agreement

4.5*	Form of Stock Purchase Contract Agreement

4.6*	Form of Unit Agreement

5.1**	Opinion of Jones Day

23.1**	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2**	Consent of Jones Day (Included in Exhibit 5.1 to this Registration Statement)

24.1**	Power of Attorney (set forth on the signature page to this Registration Statement)

107**	Filing Fee Table
__________________
*To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**     To be filed herewith.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida, on August 2, 2024.

VSE CORPORATION

By:	/s/ John A. Cuomo
Name:	John A. Cuomo
Title:	Chief Executive Officer and President
Each person whose signature appears below appoints John A. Cuomo, Tarang Sharma and Farinaz S. Tehrani, or any one of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file any and all amendments, including post-effective amendments, supplements and exhibits to this registration statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Cuomo	Director, Chief Executive Officer and President	August 2, 2024
John A. Cuomo	(Principal Executive Officer)

/s/ Tarang Sharma	Interim Chief Financial Officer and Chief Accounting Officer	August 2, 2024
Tarang Sharma	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ralph E. Eberhart	Chairman/Director	August 2, 2024
Ralph E. Eberhart

/s/ Anita D. Britt	Director	August 2, 2024
Anita D. Britt

/s/ Edward P. Dolanski	Director	August 2, 2024
Edward P. Dolanski

/s/ Mark E. Ferguson III	Director	August 2, 2024
Mark E. Ferguson III

/s/ Lloyd E. Johnson	Director	August 2, 2024
Lloyd E. Johnson

/s/ John E. Potter	Director	August 2, 2024
John E. Potter

/s/ Bonnie K. Wachtel	Director	August 2, 2024
Bonnie K. Wachtel